                                                                   Exhibit 10.28


                                LEASE AGREEMENT

LANDLORD:      BerCar II, LLC, a Massachusetts Limited Liability Company

TENANT:        Brooks-PRI Automation, Inc., a Delaware corporation

PREMISES:      12 Elizabeth Drive
               Chelmsford, Massachusetts

DATE:          October 23, 2002

                               TABLE OF CONTENTS

   ARTICLE I.          Demised Premises and Term ..........................................  1
   ARTICLE I.          Demised Premises and Term ..........................................  1
         1.1      Demised Premises and Term ...............................................  1
         1.2      Existing Lease ..........................................................  1
         1.3      Condition of the Premises/Maintenance ...................................  1
         1.4      Early Occupancy .........................................................  1
         1.5      Extension Option ........................................................  1
                  1.5.1     First Extension Term ..........................................  1
                  1.5.2     Second Extension Term .........................................  2
         1.6      Conditions of Option to Extend ..........................................  2
  ARTICLE II.          Fixed Rent .........................................................  2
  ARTICLE II.          Fixed Rent .........................................................  2
         2.1      Fixed Rent ..............................................................  2
         2.2      First Extension Term Rent ...............................................  3
         2.3      Second Extension Term Rent ..............................................  3
         2.4      Fair Market Rent Arbitration ............................................  3
         2.5      General Provisions for Rent Payments ....................................  3
 ARTICLE III.          Additional Rent ....................................................  4
 ARTICLE III.          Additional Rent ....................................................  4
         3.1      Additional Rent .........................................................  4
         3.2      Public Requirements .....................................................  4
         3.3      Contests by Tenant ......................................................  4
  ARTICLE IV.          Control ............................................................  5
  ARTICLE IV.          Control ............................................................  5
         4.1      Control .................................................................  5
                  4.1.1     Encumbrances by Landlord ......................................  5
                  4.1.2     Encumbrances by Tenant ........................................  5
         4.2      Indemnity ...............................................................  5
         4.3      Insurance ...............................................................  6
   ARTICLE V.          Landlord's Representations .........................................  6
   ARTICLE V.          Landlord's Representations .........................................  6
         5.1      Landlord's Representations ..............................................  6
  ARTICLE VI.          Assignment .........................................................  6
  ARTICLE VI.          Assignment .........................................................  6
         6.1      Assignment ..............................................................  6
         6.2      Non-Disturbance of Sublessees ...........................................  7
 ARTICLE VII.          Alterations and Improvements .......................................  7
 ARTICLE VII.          Alterations and Improvements .......................................  7
         7.1      Alterations and Improvements ............................................  8
                  7.1.1     Approval of Initial Renovations ...............................  8
                  7.1.2     Approval of Subsequent Renovations ............................  8
         7.2      Certain Liens ...........................................................  9
         7.3      Tenant's Permits ........................................................  9
         7.4      Repairs by Landlord .....................................................  9
ARTICLE VIII.          Notices ............................................................  9
ARTICLE VIII.          Notices ............................................................  9
         8.1      Notices .................................................................  9
  ARTICLE IX.          Subordination to Mortgages ......................................... 10
  ARTICLE IX.          Subordination to Mortgages ......................................... 10
         9.1      Mortgage Holder's Election .............................................. 10
         9.2      Non-Disturbance Agreement ............................................... 10
                  9.2.1     Non-Disturbance of Tenant ..................................... 10
                  9.2.2     Liability of Mortgagee/Successor .............................. 11
                  9.2.3     Recognition of Purchase Option ................................ 11

              9.2.4     Intervening Liens.................................... 11
     9.3       Notice for Mortgagee.......................................... 11
     9.4       Mortgagee Consent............................................. 11
ARTICLE X.          Fire and Casualty and Restoration........................ 12
ARTICLE X.          Fire and Casualty and Restoration........................ 12
    10.1       Fire and Casualty and Restoration............................. 12
    10.2       Tenant's Election to Restore.................................. 12
    10.3       Landlord's Approval of Reconstruction......................... 12
    10.4       Tenant's Election to Delay Reconstruction..................... 12
    10.5       Proceeds Paid to Landlord..................................... 12
ARTICLE XI.         Right of Entry........................................... 13
ARTICLE XI.         Right of Entry........................................... 13
    11.1       Right of Entry................................................ 13
ARTICLE XII.        Default.................................................. 13
ARTICLE XII.        Default.................................................. 13
    12.1       Default....................................................... 13
    12.2       Tenant's Default.............................................. 13
ARTICLE XIII.       Eminent Domain........................................... 14
ARTICLE XIII.       Eminent Domain........................................... 14
    13.1       Eminent Domain................................................ 14
    13.2       Partial Condemnation.......................................... 14
    13.3       Condemnation Award............................................ 14
    13.4       Condemnation/Personal Property................................ 15
ARTICLE XIV.        Force Majeure............................................ 15
ARTICLE XIV.        Force Majeure............................................ 15
    14.1       Force Majeure................................................. 15
ARTICLE XV.         Saving Clause............................................ 15
ARTICLE XV.         Saving Clause............................................ 15
    15.1       Saving Clause................................................. 15
ARTICLE XVI.        Right to Purchase........................................ 15
ARTICLE XVI.        Right to Purchase........................................ 15
    16.1       Right to Purchase............................................. 15
    16.2       Closing of the Purchase Option................................ 16
    16.3       Landlord's Put................................................ 16
ARTICLE XVII.       Notice of Lease.......................................... 16
ARTICLE XVII.       Notice of Lease.......................................... 16
    17.1       Notice of Lease............................................... 16
ARTICLE XVIII.      Definitions and Interpretations.......................... 16
ARTICLE XVIII.      Definitions and Interpretations.......................... 16
    18.1       Definitions and Interpretations............................... 16
    18.2       Exculpation................................................... 16
ARTICLE XIX.        Hazardous Material....................................... 16
ARTICLE XIX.        Hazardous Material....................................... 16
    19.1       Hazardous Material............................................ 17
ARTICLE XX.         Effectiveness of Lease................................... 17
ARTICLE XX.         Effectiveness of Lease................................... 17
    20.1       Effectiveness of Lease........................................ 17
ARTICLE XXI.        Brokers.................................................. 17
ARTICLE XXI.        Brokers.................................................. 17
ARTICLE XXII.       Representatives.......................................... 17
ARTICLE XXII.       Representatives.......................................... 17
    22.1       Representatives............................................... 17

                         List of Schedules and Exhibits

Schedule A     Legal Description of Lot
Schedule B     Landlord's Representations and Warranties
Exhibit A      Form of Assignment and Assumption of Lease Agreement
Exhibit B      Form of Tenant Estoppel of Hitite Microwave Corporation
Exhibit C      Title Commitment
Exhibit D      Purchase Option Closing Procedures
Exhibit E      Form of Notice of Lease
Exhibit F      List of Environmental Reports

     LEASE dated October 23, 2002 (the "Lease"), between BerCar II, LLC, a Massachusetts limited liability company (hereinafter referred to as "Landlord") and Brooks-PRI Automation, Inc., a Delaware corporation (hereinafter referred to as "Tenant").

                      ARTICLE 1. Demised Premises and Term

     1.1 Demised Premises and Term: In consideration of the rents reserved herein and in consideration of the agreements and conditions herein contained on the part of Tenant to be performed and observed, Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire from Landlord, the premises described in Schedule A of this Lease (hereinafter referred to as "demised premises"), for the original term of twelve (12) years commencing upon October 1, 2002 (the "Rent Day") and expiring upon September 30, 2014 (the "Original Term").

     1.2 Existing Lease: Tenant acknowledges that approximately 34,000 square feet of floor area within the building comprising a portion of the demised premises is presently leased to Hittite Microwave Corporation by lease dated July 6, 1999, as amended by Amendment A dated as of August 15, 1999 (the "Existing Lease"). Contemporaneously with Landlord's execution of this Lease, Landlord shall execute and deliver to Tenant an assignment of Landlord's interest in the Existing Lease with an effective date as of the Rent Day, and Tenant shall assume the obligations of Landlord under the Existing Lease with an effective date as of the Rent Day by entering into an assignment and assumption agreement in the form of Exhibit A attached. The form of tenant estoppel certificate to be delivered by the tenant under the Existing Lease is attached as Exhibit B.

     1.3 Condition of the Premises/Maintenance: Tenant acknowledges that it has inspected the demised premises, and it is understood and agreed that Tenant will accept the demised premises in their existing physical condition, and Landlord shall be under no obligation to make any repairs, alterations or improvements to the demised premises prior to or at the commencement of the term hereof or at any time thereafter, except as herein specifically provided otherwise. Tenant shall perform, at its own cost and expense, any work required to prepare the demised premises for Tenant's occupancy.

     1.4 Early Occupancy: During the time period commencing upon the execution and delivery of this Lease, and ending upon the commencement of the term of this Lease (the "Early Occupancy Period"), Tenant shall comply with all of the provisions of this Lease as if said period were part of the term of this Lease, except that no rent shall be payable for said period. Tenant shall have full access, use and occupancy of the demised premises during the Early Occupancy Period under the terms of the Lease.


     1.5 Extension Option:

     1.5.1 First Extension Term: Tenant shall have the right, at its election, to extend the Original Term of this Lease for an additional period of ten (10) years commencing upon October 1, 2014 and expiring upon September 30, 2004 (the "First Extension Term"). Tenant shall exercise its option to extend the term for the First Extension Term by giving Landlord written notice of its election no earlier than April 1, 2013, and no later than the later to occur of either (a) September 20, 2013, or (b) the date which is ten (10) business days after the receipt by Tenant of a written reminder notice from Landlord to Tenant (the "First Option Reminder Notice") which expressly (i) refers to the option to extend the term for the First Extension Term, and (ii) states that the option to extend the term for the First Extension Term shall expire on the later of September 30, 2013 or ten
(10) business days after the date of receipt of the First Option Reminder Notice. The First Option Reminder Notice shall be delivered no earlier than April 1, 2013.

     1.5.2 Second Extension Term: Tenant shall have the right, at its election, to extend the Original Term of this Lease as previously extended by the First Extension Term for an additional period of ten (10) years commencing upon October 1, 2024 and expiring upon September 30, 2034 (the "Second Extension Term"). Tenant shall exercise its option to extend the term for the Second Extension Term by giving Landlord written notice of its election no earlier than April 1, 2023, and no later than the later to occur of either (a) September 30, 2023, or (b) the date which is ten (10) business days after the receipt by Tenant of a written reminder notice from Landlord to Tenant (the "Second Option Reminder Notice") which expressly (a) refers to the option to extend the term for the Second Extension Term, and (b) states that the option to extend the term for the Second Extension Term shall expire on the later of either September 30, 2023, or ten (10) business days after the date of receipt of the Second Option Reminder Notice. The Second Option Reminder Notice shall be delivered no earlier than April 1, 2023.

     1.6 Conditions of Option to Extend: The expression "the Original Term" means the period of twelve (12) years referred to in the first paragraph of this Article. Prior to the exercise by Tenant of any of said elections to extend the Original Term, the expression "the term of this Lease" or any equivalent expression, shall mean the Original Term; after the exercise by Tenant of any of the aforesaid elections, the expression "the term of this Lease" or any equivalent expression shall mean the Original Term as it may have been then extended. Except as expressly otherwise provided in this Lease, all the agreements and conditions in this Lease contained shall apply to the additional period or periods to which the Original Term shall be extended as aforesaid. If Tenant shall not give Landlord notice of Tenant's decision to exercise the next ensuing election in the manner and within the time provided aforesaid (i.e. by the later of the specified date or within ten (10) business days of the receipt of a reminder notice from Landlord as provided above), then, the term shall end upon the expiration of the term (as it may have theretofore been extended), and Tenant shall have no further right to extend the term of this Lease.


                             ARTICLE II. Fixed Rent

     2.1 Fixed Rent: Tenant agrees to pay to Landlord a fixed rent ("Fixed Rent") at the following annual rates:

-------------------------------------------------------------------------------------
Lease Years             Effective Dates         Annual Rent Rate      Monthly Payment
-------------------------------------------------------------------------------------
1-2                     10/1/02 to 9/30/04      $556,500.00           $46,375.00
-------------------------------------------------------------------------------------
3-5                     10/1/04 to 9/30/07      $695,625.00           $57,968.75
-------------------------------------------------------------------------------------
6-10                    10/1/07 to 9/30/12      $788,375.00           $65,697.92
-------------------------------------------------------------------------------------
11-12 (or Purchase      10/1/12 to 9/30/14      $881,125.00           $73,427.08
Date)                   (or Purchase Date)
-------------------------------------------------------------------------------------

     2.2 First Extension Term Rent: During the First Extension Term for which the Original Term of this Lease may be extended as set forth in Section 1.2 above the fixed rent payable hereunder shall be adjusted so as to equal the greater of (a) $1,576,750.00 per annum; or (b) ninety five percent (95%) of the "fair market rent" as mutually determined by Landlord and Tenant through the process of negotiation or as otherwise herein set forth; and

     2.3 Second Extension Term Rent: During the Second Extension Term for which the Original Term of this Lease as previously extended may be further extended as set forth in Section 1.2 above, the fixed rent payable hereunder shall be adjusted so as to equal the greater of (a) $2,040,500.00 per annum; or (b) ninety-five percent (95%) of the "fair market rent" as mutually determined by Landlord and Tenant through the process of negotiation or as otherwise herein set forth.

     2.4 Fair Market Rent Arbitration: Notwithstanding anything to the contrary contained herein, however, if for any reason whatsoever Landlord and Tenant shall not agree in writing upon the "fair market rent" for any additional period at least six (6) months prior to the commencement of the additional period in question, then the fair market rent for the additional period in question for premises of the size and nature of the demised premises shall be determined by licensed real estate appraisers having at least five (5) years' experience in the appraisal of commercial real estate in the Metro-North / Boston, Massachusetts market, one such appraiser to be designated by each of Landlord and Tenant. If either party shall fail to designate its appraiser by giving notice of the name of such appraiser to the other party within fifteen
(15) days after receiving notice of the name of the other party's appraiser, then the appraiser chosen by the other party shall determine the fair market rent and his determination shall be final and conclusive. If the appraisers designated by Landlord and Tenant shall disagree as to the fair market rent, but if the difference between their estimates of fair market rent shall be five percent (5%) or less of the greater of the estimates, then the average of their estimates shall be the fair market rent for purposes hereof. If the appraisers designated by Landlord and Tenant shall disagree as to the amount of fair market rent, and if their estimates of fair market rent shall vary by more than five percent (5%) of the greater of said estimates, then they shall jointly select a third appraiser meeting the qualifications set forth above, and his estimate of fair market rent shall be the fair market rent for purposes hereof if it is not greater than the greater of the other two estimates and not less than the lesser of the other two estimates. If said third appraiser's estimate is greater than the greater of the other two estimates, then the greater of the other two estimates shall be the fair market rent for purposes hereof; and if the estimate of the third appraiser shall be less than the lesser of the other two estimates, then the lesser of the other two estimates shall be the fair market rent for purposes hereof. Each of Landlord and Tenant shall pay for the services of its appraiser, and if a third appraiser shall be chosen, then each of Landlord and Tenant shall pay for one-half of the services of the third appraiser.

     2.5 General Provisions for Rent Payments: Rent Day shall be October 1, 2002. Fixed Rent and any additional rent payable to Landlord shall be paid to Landlord at the address provided for in Article 8, or to such other legal entity or to such other address as Landlord shall designate by notice to Tenant. Fixed Rent shall be paid to Landlord without notice or demand and without abatement, deduction, counterclaim or set off except only as expressly otherwise herein provided.

                          ARTICLE III. Additional Rent

     3.1 Additional Rent: Tenant agrees to pay every "Imposition" (hereinafter defined), before the same becomes delinquent, payable for any period between Rent Day and the expiration of the term of this Lease. Every Imposition payable for a period beginning before the Rent Day and ending after Rent Day or for a period beginning before the expiration of the term of this Lease and ending after the expiration of the term shall be apportioned and adjusted between Landlord and Tenant. Upon demand from time to time Tenant will furnish to Landlord evidence of payments of Impositions. "Impositions" shall mean real estate taxes, betterments assessments (special or general, ordinary or extraordinary), water and sewer taxes and any other ad valorem charges made by any public authority (consistent with the current system of real estate taxes, betterments assessments (special or general, ordinary or extraordinary), water and sewer taxes) which upon assessment or upon failure of payment become a lien upon the demised premises. If any betterments assessments may be payable by law in installments, at Tenant's election said betterments assessments shall be deemed payable not for the period in which the same are assessed but in installments for the periods in which the installments thereof are payable. If Landlord shall have the right to elect the period over which any such assessment may be paid, at Tenant's election, Landlord agrees to elect the longest period available to Landlord. Impositions shall not include any franchise, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income tax of Landlord or tax upon rents payable by Tenant.

     3.2 Public Requirements: Tenant agrees to comply during the term of this Lease with all "Public Requirements" (hereinafter defined) applicable to the demised premises and to the public ways adjacent to the demised premises. "Public Requirements" mean laws, ordinances, by-laws, regulations and orders of all public authorities having jurisdiction, compliance with which shall by law be the obligation of the owner or occupant of the demised premises.

     3.3. Contests by Tenant: Tenant shall have the right to contest in good faith any Imposition or Public Requirement in the manner provided by law for contesting the same, provided that if payment of any Imposition or if compliance with any Public Requirement shall be deferred pending such contest, such deferment of payment or deferment of compliance shall not jeopardize Landlord's interest in the demised premises. Such contest shall be in the name of Tenant or in the name of Landlord or in the names of both. At the request of Tenant and without cost or expense to Landlord, Landlord will join in any contest and execute any and all documents in connection therewith as Tenant may reasonably request. Tenant shall indemnify Landlord against, and save Landlord harmless from, any and all loss, damage, claims, liabilities, judgments, costs and expenses (including the cost and expense of defending any claim), arising out of any such contest or out of any deferring of payment of any Imposition or any deferring of compliance with any Public Requirement. Until such time as an abatement or refund shall be obtained, an Imposition shall be deemed the amount assessed; after an abatement or refund shall be obtained, the Imposition shall be deemed the amount assessed less the net abatement or refund.

                              ARTICLE IV. Control

         4.1 Control: Except as otherwise set forth in the Existing Lease, Tenant shall have exclusive possession and control of, and responsibility for, the demised premises and the public ways adjacent to the demised premises to the extent that possession or control of, or responsibility for such ways is the obligation of the property owner and not public authority.

         4.1.1 Encumbrances by Landlord: Landlord hereby covenants to Tenant that Landlord shall not voluntarily create or permit to be created any, liens, easements, restrictions or encumbrances of any nature whatsoever or otherwise modify any items disclosed in the commitment for title insurance (the "Title Commitment") attached as Exhibit C with respect to the demised premises after the date hereof without the prior written consent of Tenant, such consent not to be unreasonably withheld or delayed. In addition, Landlord hereby covenants to Tenant that Landlord shall not (i) enter into any leases, tenancies or other agreements affording a right of occupancy of the demised premises, enter into any management, leasing, brokerage, purchase or maintenance contracts which shall be binding on Tenant or the demised premises, or grant any rights or options to purchase the demised premises except any which shall be subordinate to this Lease, or (ii) initiate or participate in any modifications to the existing buildings and zoning laws of the Town of Chelmsford, or any other governmental authority, relating to the use or occupancy of the demised premises after the date hereof without the prior written consent of Tenant, such consent with respect to the matters in clause (ii) only not to be unreasonably withheld or delayed.

         4.1.2 Encumbrances by Tenant: Subject to the conditions and limitations in this Subsection 4.1.2, Landlord shall cooperate and join in any agreement, grant or covenant relating to the demised premises and Tenant's use and occupancy thereof requested by Tenant for the benefit of a third party subject to the review and approval of Landlord and its counsel on the standards set forth below. Landlord shall not unreasonably withhold, condition or delay its approval of: (a) the grant of an easement for sidewalks to the Town of Chelmsford in connection with the renovation of the demised premises, or (b) any encumbrance which by its terms automatically expires at the expiration of the term of this Lease and if Tenant fails to purchase the demised premises. With respect to any such encumbrance presented for Landlord's approval which is not specified for reasonable approval above, Landlord's approval shall be given or withheld and conditions shall be imposed in Landlord's sole discretion, but Landlord shall not unreasonably delay its response to a request for approval of any such encumbrance. In the event that during the Original Term Landlord has withheld its consent to any such encumbrance requested by Tenant (either by the reasonable approval or sole discretion standard), then Tenant may elect to proceed and require Landlord to cooperate and join in such encumbrance on the condition that then Landlord shall have the right to "put" the demised premises to Tenant at the Purchase Price referred to in Article 16 below and Tenant shall be obligated to purchase the demised premises at the Purchase Price pursuant to the process provided in Section 16.3 below for the Put Option.

         4.2 Indemnity: To the full extent allowed by applicable law (i.e. subject to the limitations of Mass. Gen. Laws ch. 186 Section 15), Tenant shall indemnify Landlord against, and save Landlord harmless from, any and all loss, damage, claims, liabilities, judgments, costs and expenses (including the cost and expense of defending any claim), arising during the term of this

Lease out of any condition existing upon the demised premises, any act occurring upon the demised premises (other than acts of Landlord and its agents), any use made of the demised premises, or any omission or failure to act upon the demised premises; provided that in the event of any claim made against Landlord, Landlord shall give Tenant reasonably prompt notice of such claim.

     4.3 Insurance: Tenant shall maintain with respect to the demised premises during the term of this Lease a policy of commercial general liability insurance and if necessary commercial umbrella insurance in insurance companies authorized to do business in the Commonwealth of Massachusetts and with a rating of not lower than "A-" as ranked by A.M. Best (or an equivalent rating by an alternate service if the A.M. Best rating service is no longer available in the future) in amounts not less than Three Million Dollars ($3,000,000.00). Lessee agrees to provide fire damage legal liability with a limit of not less than $500,000.00. These insurance policies of Tenant shall cover bodily injury, personal injury and property damage liability from the demised premises and obligations assumed under this Lease. Tenant will furnish the Landlord and Landlord's mortgagee with a certificate or certificates of such insurance at the inception of this Lease and at the renewal date of such policies thereafter. Such certificate[s] will name Landlord and Landlord's mortgagee as an additional insured on all such policies. Such certificate[s] shall provide that the policies in question shall not be cancelled without 15 days prior notice to the certificate holder. Such insurance may be maintained under a blanket policy or policies affecting the demised premises and other premises.

                     ARTICLE V. Landlord's Representations

     5.1 Landlord's Representations: Landlord makes the representations, warranties and agreements set forth in Schedule B of this Lease.

                             ARTICLE VI. Assignment

     6.1 Assignment: Except as hereinafter set forth, Tenant shall not without the prior written consent of Landlord assign, hypothecate, pledge or otherwise encumber this Lease, make any sublease or permit occupancy of the demised premises or any part thereof by anyone other than Tenant or the tenant under the Existing Lease. Landlord hereby agrees however that Tenant may, without Landlord's consent, assign its interest in this Lease or sublet the whole or any part of the demised premises to (a) an entity which owns all of the outstanding equity in Tenant ("Tenant's Parent"); (b) an entity wholly owned by Tenant or by Tenant's Parent ("a Subsidiary"); (c) an entity resulting from the consolidation or merger of Tenant with any other entity; or (d) an entity which shall acquire all or substantially all of the assets or equity of Tenant. Landlord agrees, further, that Landlord shall not unreasonably withhold, condition or delay its consent for a request by Tenant to assign this Lease or sublet the whole or any part of the demised premises to any other unrelated entities provided, however, if Tenant subleases any portion of the demised premises not occupied pursuant to the Existing Lease (excluding any Permitted Transfer), Tenant shall pay to Landlord the first Six Hundred Thousand Dollars ($600,000.00) received by Tenant pursuant to any such subletting at a rate per square foot in excess of the fixed rental rate per square foot payable by Tenant as set forth in Article 2, provided, however, before calculating any net profit of subleasing or assignment, Tenant may deduct the reasonable expenses of any such subletting (including the cost of tenant improvements to the demised premises made by Tenant which have not previously been amortized and which are properly allocated to the space to be sublet or assigned), the reasonable cost of tenant improvements or allowances for tenant improvements provided for the subtenant or assignee in question, reasonable legal expenses and leasing commissions. Each request by Tenant for permission to assign this Lease or to sublet the whole or any part of the demised premises shall be accompanied by a warranty by Tenant as to the amount of rent to be paid to Tenant by the proposed assignee or sublessee and a statement of expenses to be deducted in calculating the net proceeds of subleasing or assignment. For purposes of this paragraph, the term "rent" shall mean all fixed rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of premises (and shall exclude, for example, payments for support or services provided to the subtenant by Tenant beyond usual landlord services, payments made to Tenant for the sale of its business or sale or lease of its equipment to the subtenant in the normal course of Tenant's business at a commercially reasonable price in an arm's length transaction). Tenant further agrees that any sublease, license, concession or agreement for use, occupancy or utilization of space in the demised premises entered into by it or by anyone claiming under it shall contain the provisions set forth in the immediately preceding sentence. If there shall be any assignment or subletting by Tenant pursuant to the provisions of this paragraph, Tenant shall remain primarily liable for the performance and observance of the covenants and agreements herein contained on the part of Tenant to be performed and observed, such liability to be (in the case of any assignment) joint and several with that of such assignee. It is expressly understood and agreed that no assignment of Tenant's interest in this Lease shall be effective until such time as Tenant shall deliver to Landlord an agreement from the assignee, which agreement shall be reasonably satisfactory to Landlord in form and substance and shall provide that the assignee agrees with Landlord to be primarily liable for the performance and observance of the covenants and agreements herein contained on the part of Tenant to be performed and observed, such liability to be joint and several with that of Tenant.

     6.2 Non-Disturbance of Sublessees: Any sublease or subleases that may be given by Tenant of all or part of the demised premises may contain provisions whereby the sublessee shall not be disturbed in its possession in accordance with the terms and conditions of its sublease except for such cause as would entitle the sublessor thereunder (Tenant hereunder) to terminate such sublease (such provisions being sometimes referred to as "non-disturbance" clauses). Accordingly, it is understood and agreed between the parties that if prior to the expiration of the term of this Lease Landlord shall have the right to possession of the demised premises or the portion thereof subject to such sublease (whether or not this Lease shall be terminated), then in such event, Landlord covenants and agrees that the sublessee thereunder shall not be disturbed in its possession in accordance with the terms and conditions of such sublease, except for such cause as would entitle the sublessor under such sublease to terminate such sublease; and if the sublessee will agree in writing to recognize Landlord as its landlord under the terms of such sublease, then Landlord will agree with such sublessee to perform and observe all of the obligations imposed by such sublease upon the landlord therein. Landlord agrees, in confirmation thereof, to deliver such instruments or documents duly executed for recordation that may be required by the sublessee to effectuate the foregoing.

                   ARTICLE VII.  Alterations and Improvements

     7.1 Alterations and Improvements: Subject to the terms of the Existing Lease referred to in Section 1.2 above and subject to the last two (2) sentences of this Section 7.1, Tenant shall have the right, without obtaining any consent from Landlord therefore, from time to time during the term of this Lease, to erect any lawful building or buildings or other lawful improvements upon the demised premises of any kind, nature or description, as it deems desirable, and to make repairs, changes, alterations, additions and other improvements thereto, structural or otherwise, and to demolish and remove any of the same, as Tenant may from time to time deem necessary or desirable provided, however, that no such alteration, demolition or addition shall diminish the value of the demised premises when considering the aggregate effect of alterations, demolition or additions made by Tenant to the demised premises. Also, subject to the Existing Lease and the terms of any other leases or subleases entered into by Tenant for any portion of the demised premises, Tenant shall have the right at any time during the term of this Lease, or at the expiration of the term, as Tenant shall see fit, to remove any and all improvements erected, installed or placed on the demised premises prior to or during the term hereof by Tenant, notwithstanding the fact that any such improvements may be deemed part of the realty, and notwithstanding any rule, regulation or statute to the contrary. In the event Landlord has approved the specific structural alteration or demolition, Tenant shall have no obligation to restore the demised premises except as otherwise set forth in the Existing Lease or as set forth in any other leases or subleases entered into by Tenant for any portion of the demised premises. In the event Landlord has not approved specific structural alterations or demolition in advance, then Tenant shall either restore the building and the demised premises with respect to such unapproved structural alteration or demolition upon the termination of this Lease, or, if this Lease is to expire at the end of the Original Term, and if Tenant does not so restore the demised premises and the building, then Landlord shall have the right to "put" the demised premises to Tenant at the Purchase Price referred to in Article 16 below and Tenant shall be obligated to purchase the demised premises at the Purchase Price pursuant to the process provided in Section 16.3 below for the Put Option.

     7.1.1 Approval of Initial Renovations: Tenant shall submit to Landlord plans and drawings for the construction of the initial renovations and additions that Tenant will construct to the demised premises for review and approval of the structural elements thereof by Landlord in its discretion (the "Initial TI Plans"). Landlord shall promptly, and in no event later than 15 days after the receipt of the Initial TI Plans, (or within 5 days after the receipt of any revision thereof submitted in response to Landlord's disapproval of a prior submission of the Initial TI Plans), respond in writing to communicate Landlord's approval or disapproval of specific structural elements of the Initial TI Plans. Landlord's response shall include a reasonably detailed breakdown of any specific structural elements that Landlord disapproves. Tenant shall have the election to either (a) revise the Initial TI Plans and resubmit them for reconsideration by Landlord, or (b) to proceed with the renovations or additions in question without Landlord's approval (and subject to the provisions of Section 7.1 above).

     7.1.2 Approval of Subsequent Renovations: With respect to any structural alterations or additions to the demised premises done after the initial renovations and alterations of the demised premises, Tenant may at its election submit to Landlord plans and drawings for the construction of such structural alterations or additions for review and approval of the structural elements thereof by Landlord in its discretion (the "TI Plans"). Landlord shall promptly, and in no event later than 30 days after the receipt of any TI Plans, (or within 10 days after the receipt of any revision thereof submitted in response to Landlord's disapproval of a prior submission of the TI Plans in question), respond in writing to communicate Landlord's approval or disapproval of specific structural elements of the TI Plans in question. Landlord's response shall include a reasonably detailed breakdown of any specific structural elements that Landlord disapproves. Tenant shall have the election to either (a) revise the TI Plans in question and resubmit them for reconsideration by Landlord, or (b) to proceed with the renovations or additions in question without Landlord's approval (and subject to the provisions of Section 7.1 above).

     7.2 Certain Liens: Tenant will cause to be paid all charges for all work done (labor and materials) upon the demised premises during the term of this Lease and will not suffer or permit any mechanics' or similar liens for labor or materials furnished to the demised premises during the term of this Lease to remain as a lien against the demised premises or any part thereof; and if any such lien shall be filed, Tenant will either pay the same or procure the discharge thereof by bonding, giving security or in such other manner as may be required or permitted by law. Tenant shall have the right, however, in its name or in the name of Landlord or in the name of both, to contest any such lien, provided that the existence of such lien pending such contest shall not jeopardize Landlord's interest in the demised premises. Tenant shall indemnify Landlord against, and save Landlord harmless from any and all loss, damage, claims, liabilities, judgments, costs and expenses arising out of the filing of any such lien. Notice is hereby given that Landlord shall not, under any circumstances, be liable to pay for any work, labor or services rendered or materials furnished to Tenant or any of its subtenants upon credit.

     7.3 Tenant's Permits: Landlord agrees upon request by Tenant to execute or join in the execution of any application for any permits or licenses (including without limitation, zoning changes) which may be necessary in connection with the construction of any buildings or other improvements on the demised premises or the making of any alterations, additions and repairs thereto. All such permits and licenses shall be applied for and secured at Tenant's expense in Tenant's name alone unless Landlord's name is also required in connection therewith by such governmental authority. In addition, Landlord agrees to cooperate fully with Tenant, without cost or expense to Landlord, in connection with the exercise by Tenant of any of its rights under this Lease. In particular, and without limitation, Landlord agrees to execute utility easements and such other documents as Tenant may reasonably request.

     7.4 Repairs by Landlord: Landlord shall have no obligation to make any repairs or alterations to the demised premises or any part thereof.

                            ARTICLE VIII.   Notices

     8.1 Notices: All notices sent or required to be sent hereunder shall be sent by registered or certified mail, return receipt requested, postage prepaid; if sent to Landlord, the same shall be addressed to Landlord c/o Altid Enterprises, LLC, 17 Monsignor O'Brien Highway, P.O. Box 410207, Cambridge, Massachusetts 02141-0002 or to such other person or address as Landlord may hereafter designate by notice to Tenant; if sent to Tenant, the same shall be addressed to Tenant at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824 Attn:
Jeffrey J. Myrdek, Global Facilities Manager, and with a copy to Brown Rudnick Berlack Israels LLP, One Financial Center, Boston, Massachusetts 02111, Attn:
David H. Murphree, Esq., or to such other person or address as Tenant may hereafter designate by notice to Landlord. If Tenant has given notice to Landlord of the name and address of any mortgagee of the demised premises, a duplicate copy of every notice to Tenant shall be given to said mortgagee at said address by registered or certified mail, return receipt requested, postage prepaid. Such mortgagee shall have the same rights as Tenant, and a reasonable period of time after receipt by it of notice of a failure of Tenant, to correct any failure of Tenant.

                     ARTICLE IX. Subordination to Mortgages

     9.1 Mortgage Holder's Election: Subject to the requirement that any such first mortgagee must first enter into a Non-Disturbance Agreement (as defined below) as a precondition to subordination, it is agreed that the right and interest of Tenant under this Lease shall be: (i) subject and subordinate to the lien of any present or future first mortgage (and to any and all advances to be made thereunder, and to the interest thereon) upon the demised premises or any property of which the demised premises are a part, if the holder of such mortgage shall elect, by notice to Tenant, to subject and subordinate the right and interest of Tenant under this Lease to the lien of its mortgage; or (ii) prior to the lien of any present or future first mortgage if the holder of such mortgage shall elect, by notice to Tenant, to give the right and interest of Tenant under this Lease priority to the lien of its mortgage. It is understood and agreed that the holder of such mortgage may also elect, by notice to Tenant, to make some provisions hereof subject and subordinate to the lien of its mortgage while granting other provisions hereof priority to the lien of its mortgage. In the event of any of such elections, and upon notification by the holder of such mortgage to that effect, the right and interest of Tenant under this Lease shall be deemed to be subordinate to, or to have priority over, as the case may be, the lien of said mortgage, irrespective of the time of execution or time of recording of any such mortgage. Tenant agrees that it will, upon request of Landlord, execute, acknowledge and deliver any and all instruments deemed by Landlord necessary or desirable to evidence or to give notice of such subordination or priority in a commercially reasonable form consistent with the provisions of this Lease and as approved by Tenant and its counsel. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments and modifications, consolidations, extensions, renewals, replacements and substitutes thereof.

     9.2 Non-Disturbance Agreement: Notwithstanding anything to the contrary contained in this Article 9, Tenant shall not be required to subordinate this Lease and the lien hereof to the lien of any future mortgage unless the holder of such mortgage shall enter into an agreement with Tenant, recordable in form (a "Non-Disturbance Agreement"), in a commercially reasonable form consistent with the provisions of this Lease and as approved by Tenant and its counsel, and to the effect of the following listed provisions in Sub-paragraphs 9.2.1 through 9.2.4. Upon request of Tenant, each holder of a mortgage on the demised premises (including without implied limitation that holder of any mortgage in place as of the time of execution of this Lease) shall enter into a Non-Disturbance Agreement (whether or not such mortgage holder has elected to subordinate Tenant's interest).

     9.2.1 Non-Disturbance of Tenant: In the event of foreclosure of, or transfer by deed in lieu of foreclosure, or similar action taken under, such mortgage, Tenant's possession of the demised premises shall not be terminated or disturbed by such mortgage holder or anyone claiming under such mortgage holder so long as Tenant shall not be in default of any material provision under this Lease beyond any applicable notice and cure periods.

     9.2.2 Liability of Mortgagee/Successor: In the event that the holder of a mortgage shall succeed to Landlord's right, title and interest in this Lease, it is expressly understood and agreed that such mortgage holder shall not be liable for the performance of any of Landlord's obligations hereunder, except for the performance of those obligations which arise or continue during the period of time that such mortgage holder holds Landlord's right, title and interest in this Lease. For purposes of this paragraph, such mortgage holder shall not be deemed to hold Landlord's right, title and interest by virtue of any type of collateral assignment of this Lease to it; it being understood that said holder shall only be deemed to hold Landlord's right, title and interest if it shall foreclose its mortgage or take a deed in lieu of foreclosure.

     9.2.3 Recognition of Purchase Option: Any such mortgage holder must expressly recognize and confirm the effect and enforceability of and acknowledge that its interest is subject to Tenant's Purchase Option under Article 16 below and that Tenant's Purchase Option shall continue in full force and effect after any foreclosure of such mortgage or deed given in lieu of foreclosure, or after any subsequent transfer to anyone claiming under such mortgage holder.

     9.2.4 Intervening Liens: Any Non-Disturbance Agreement shall be solely for the benefit of the mortgage holder that is party to such agreement, and its successors in interest in the mortgage or in the demised premises, as the case may be, and shall not be enforceable for the benefit of the holder or any intervening lien to which the mortgage holder is subordinate (either by priority or through the effect of subordination).

     9.3 Notice for Mortgagee: After receiving notice from Landlord or from any person, firm or other entity that such person, firm or other entity holds a mortgage, as hereinbefore defined, which includes the demised premises as all or as part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given by certified or registered mail to such holder, and the curing of any of Landlord's defaults by such holder shall be treated as performance by Landlord. Tenant agrees that if Landlord does not cure any default specified in a notice of default given by Tenant to Landlord within fifteen (15) calendar days after Landlord's receipt thereof, then Tenant shall give further notice of that fact to such mortgage holder, and such mortgage holder shall thereupon, if it shall so elect, have the right, but not the obligation, to cure the default of Landlord within twenty
(20) calendar days after its receipt of such further notice from Tenant, and in case of a default which cannot, with due diligence, be cured within said twenty
(20) days, then the twenty (20) days shall be extended for such period as may be necessary to complete the curing of the same with all due diligence and continuity. This paragraph 9.3 benefits the holder of any mortgage entitled to notices and shall not affect the rights of Tenant against the Landlord absent prejudice to such mortgage holder.

     9.4 Mortgagee Consent: Finally, Tenant agrees that so long as any present or future first mortgage shall remain in effect Tenant shall not alter, modify, amend, change, surrender or cancel this Lease nor pay the rent due hereunder in advance for more than thirty (30) days, except as may be required herein, within the prior written consent of the holder thereof, and Tenant will not seek to be made an adverse or defendant party in any action or proceeding brought to enforce or foreclose such mortgage. Tenant further agrees that it shall not subordinate its interest in this Lease to the lien of any junior mortgage, security agreement or lease affecting the demised premises, unless the holder of the first mortgage shall consent thereto.

'                  ARTICLE X. Fire and Casualty and Restoration

     10.1 Fire and Casualty and Restoration: If any of the buildings or other improvements on the demised premises shall be damaged or destroyed or rendered untenantable, in whole or in part, by fire, the elements or any other cause, such damage or destruction or conditions rendering said premises untenantable shall not operate to terminate this Lease, but this Lease shall continue in full force and effect, and without any reduction or abatement of rent of any kind whatsoever. Neither Landlord nor Tenant shall be obligated to repair or restore the demised premises or any portions thereof to the condition preceding such damage or destruction or rendering untenantable or any other condition.

     10.2 Tenant's Election to Restore: In the event that Tenant elects to restore the demised premises after any casualty, then Tenant shall be permitted to retain all proceeds of insurance from such casualty, provided that Tenant shall restore the structure and base building improvements of the demised premises (i.e. that portion of the demised premises equivalent to the demised premises as delivered to Tenant at the outset of the term of this Lease before the construction of Tenant's improvements and alterations) (the "Base Building") to a value equivalent to the value of the demised premises as delivered at the outset of the term of this Lease.

     10.3 Landlord's Approval of Reconstruction: The design of the Base Building to be reconstructed following casualty shall be subject to the approval of Landlord, not to be unreasonably withheld, conditioned or delayed. Tenant shall submit plans for the reconstruction of the demised premises for Landlord's approval consistent with the process provided in Paragraph 7.1.1 above. During the Original Term, Tenant may elect to proceed with reconstruction of the demised premises following casualty without the approval of the Landlord of the design of the Base Building, provided that to the extent the Landlord has not approved the design of the structural elements of the demised premises as reconstructed, then Landlord shall have the right to "put" the demised premises to Tenant at the Purchase Price referred to in Article 16 below and Tenant shall be obligated to purchase the demised premises at the Purchase Price pursuant to the process provided in Section 16.3 below for the Put Option.

     10.4 Tenant's Election to Delay Reconstruction: To the extent that Tenant intends that it may undertake reconstruction of the demised premises following a casualty, but Tenant has elected to delay such reconstruction, Tenant may retain the proceeds of insurance from such casualty in a segregated account subject to escrow arrangements reasonably satisfactory to Landlord and Landlord's mortgagee. In the event that Tenant exercises its Purchase Option, Tenant may retain the proceeds of insurance from such casualty regardless of Tenant's intent to restore the demised premises.

     10.5 Proceeds Paid to Landlord: At any point, if Tenant elects finally and irrevocably not to restore the demised premises following a casualty, and if Tenant has declined to exercise its Purchase Option, the insurance proceeds from such casualty shall be paid to Landlord to the extent of the value of the demised premises as delivered to Tenant at the outset of the term of this Lease before the construction of Tenant's improvements and alterations, provided that if Landlord receives the insurance proceeds from such a casualty, then the Landlord's Put Option shall be of no further force and effect.

                           ARTICLE XI. Right of Entry

     11.1 Right of Entry: Landlord shall have the right at all reasonable times during the term of this Lease to enter upon the demised premises for the purpose of inspecting the same, and, if Tenant has not exercised its Purchase Option, during the six (6) month period prior to the expiration of the term, Tenant will permit Landlord to enter upon the demised premises at reasonable times for the purpose of showing the same to prospective tenants. Any entry by Landlord shall be made after reasonable prior notice to Tenant (and in the case of entry to premises subleased by Tenant to a sublessee, notice to Tenant and such sublessee). Except in the case of emergency, reasonable prior notice shall include at a minimum written notice of (a) the proposed time of entry, (b) the individuals or parties proposed to enter the property, and (c) a contact person representing the Landlord for coordination, and shall be given at lease one full business day prior to the proposed time of entry. In case of emergency, prior notice shall be limited or waived as is reasonable in the circumstances. Any such entry shall be made without unreasonable interference with Tenant (or, if applicable such sublessee's business), and such right of entry shall be subject to any security measures adopted by Tenant (or, if applicable, such sublessee).

                              ARTICLE XII. Default

     12.1 Landlord's Self-Help: If Tenant shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed other than an obligation to pay money to Landlord, and shall not cure such default within thirty (30) days after notice from Landlord specifying the default (or shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant, and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant, and Tenant agrees to reimburse Landlord therefore or save Landlord harmless therefrom; provided that Landlord may cure any such default as aforesaid prior to the expiration of said waiting period but after notice to Tenant, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the real estate or Landlord's interest therein, or to prevent injury or damage to persons or property. If Tenant shall fail to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder, said amount shall be added to and become due as a part of the next payment of rent due hereunder.

     12.2 Tenant's Default: (1) If rent or any other payment required to be made hereunder shall not be paid for more than ten (10) days after Tenant shall have received notice from Landlord of the failure of payment hereof; or (2) if there shall be a failure in the performance or observance of any other agreement or condition contained herein on the part of Tenant to be performed or observed and such failure shall not be corrected within thirty (30) days after Tenant shall receive notice from Landlord of such failure (or such longer period as may be required to correct such failure if within said thirty (30) day period Tenant shall commence to correct the same and thereafter diligently pursue the correction thereof), then Landlord shall have the right, at its election, to terminate the term of this Lease by giving notice to Tenant of the exercise of said election, and in the event of Landlord's giving such notice of election to terminate, the term of this Lease shall terminate on the date designated therefore in said notice, which date shall be not less than three (3) days after the receipt of such notice by Tenant, and thereupon, or at any time thereafter, and without any further notice or demand, Landlord may re-enter the demised premises in the manner prescribed by law.

     In case of any such termination, Tenant will indemnify Landlord against all loss of rent and other payments provided herein to be paid by Tenant to Landlord between the time of termination and the expiration of the term of this Lease as then constituted. It is understood and agreed that at the time of the termination or at any time thereafter Landlord may rent the demised premises, and for a term which may expire after the expiration of the term of this Lease, without releasing Tenant from any liability whatsoever, that Tenant shall be liable for any expenses incurred by Landlord in connection with obtaining possession of the demised premises and in connection with any reletting, including, but, without limitation, reasonable attorney's fees and reasonable brokers' fees, and that any monies collected from any reletting shall be applied first to the foregoing expenses and then to payment of rent and all other payments due from Tenant to Landlord. Landlord shall use commercially reasonable efforts to mitigate its damages arising from Tenant's default or termination of this Lease in case of Tenant's default.

     It is expressly understood and agreed that no action or proceeding to oust Tenant from possession or to terminate the term of this Lease shall be taken or brought by Landlord unless the notices herein specified be first given and the times to cure defaults hereinabove specified have expired without such defaults having been cured.


                        ARTICLE XIII.   Eminent Domain


     13.1 Eminent Domain: If the whole of the demised premises shall be taken by right of eminent domain, this Lease shall be terminated as of the time of the taking and rent shall be apportioned and adjusted as of said time.

     13.2 Partial Condemnation: If a part of the demised premises shall be taken by right of eminent domain, this Lease shall not be terminated but Fixed Rent shall thereafter abate in proportion to the area of the demised premises so taken, except that if at such time there shall be a sublease or subleases in existence on portions of the demised premises, the Fixed Rent shall thereafter abate in the same proportion as the annual rent under said sublease or subleases shall be abated on account of such taking.

     13.3 Condemnation Award: Landlord and Tenant shall jointly prosecute and settle the proceedings for the determination and payment of the award payable on account of any such taking, and the cost of such proceedings shall be a first charge against the award received. The net award shall be divided between Landlord and Tenant as follows: first, Landlord shall be entitled to so much of the net award as is fairly allocable to the reversionary value of the land taken; and second, Tenant shall be entitled to so much of the net award as is fairly allocable to the leasehold value of the land taken and to so much of the award as is fairly allocable to the improvements taken; it being intended that the net award shall be fairly allocated, first between land taken and improvements taken, and then that the portion so allocated to land taken shall be further fairly allocated between (i) reversionary value and (ii) leasehold value. Notwithstanding the foregoing, out of the net award and before any division between Landlord and Tenant as provided above there shall be paid to the holders of the mortgages placed on the demised premises, or any part or parts thereof, by Tenant or by Landlord at Tenant's request pursuant to the provisions of Article 12, either the balance unpaid on said mortgages together with interest to date of payment if this Lease be terminated as aforesaid or the requirements of the holders of said mortgages if this Lease not be so terminated; and if this Lease shall not be terminated by reason of said taking subject to Article 9 above, there shall be paid to Tenant the cost of repairing and restoring the improvements which remain upon the demised premises after said taking.

     13.4 Condemnation/Personal Property: Tenant's right and the right of subtenants of Tenant to receive compensation or damages for its fixtures or personal property shall not be affected in any manner by any provision in this
Article 13 contained.


                           ARTICLE XIV. Force Majeure

     14.1 Force Majeure: In any case where either party hereto is required to do any act (other than make a payment of money) delays caused by or resulting from Act of God, war, civil commotion, fire or other casualty, labor difficulties, general shortages of labor, materials or equipment, government regulations or other causes beyond such party's reasonable control shall not be counted in determining the time when the performance of such act must be completed, whether such time be designated by a fixed time, a fixed period of time or "a reasonable time".


                           ARTICLE XV. Saving Clause

     15.1 Saving Clause: It is agreed that if any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Lease, all of which other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid. The failure of Landlord or Tenant to insist upon a strict performance of any of the terms, conditions and covenants herein shall not be deemed a waiver of any subsequent breach of any of the terms, covenants and conditions herein contained.


                         ARTICLE XVI. Right to Purchase

     16.1 Right to Purchase: Tenant shall have a one time right to purchase the entire demised premises at its election (the "Purchase Option") for a purchase price of $8,400,000.00 (the "Purchase Price"). Tenant shall exercise the Purchase Option by giving Landlord written notice of its election no earlier than October 1, 2012, and no later than the later to occur of either
(a) September 30, 2013 or (b) the date which is ten (10) business days after the receipt by Tenant of a written reminder notice from Landlord to Tenant (the "Purchase Option Reminder Notice") which expressly (a) refers to the Purchase Option, and (b) states that the Purchase Option shall expire on the later of September 30, 2013, or ten (10) business days after the date of receipt of the Purchase Option Reminder Notice. The Purchase Option Reminder Notice shall be delivered no earlier than October 1, 2012.

     16.2 Closing of the Purchase Option: The closing of the purchase of the demised premises pursuant to the Purchase Option shall be carried out under the terms and conditions set forth in Exhibit D attached.

     16.3 Landlord's Put: In the event that Landlord has the right to "put" the demised premises to Tenant (the "Put Option") pursuant to Paragraph 4.1.2, Paragraph 7.1 or Paragraph 10.3, then Landlord may exercise the Put Option by giving written notice of Landlord's election to Tenant during a period of sixty
(60) days beginning on the later of either October 1, 2013, or ten (10) business days after the date of receipt of the Purchase Option Reminder Notice. If Landlord elects to exercise its Put Option to force Tenant to purchase the demised premises, then Landlord and Tenant shall proceed to close the purchase of the demised premises pursuant to the provisions for the closing on the Purchase Option as if Tenant had timely elected to purchase the demised premises pursuant to its Purchase Option.


                         ARTICLE XVII. Notice of Lease

     17.1 Notice of Lease: At the request of either party Landlord and Tenant will execute a short form lease or a notice of lease, recordable in form, as may be required by the laws of the state in which the demised premises are located so that notice of this Lease may be on record. The form of Notice of Lease is attached as Exhibit E.


                 ARTICLE XVIII. Definitions and Interpretations

     18.1 Definitions and Interpretations: The words "Landlord" and "Tenant" and the pronouns referring thereto, as used in this Lease, shall mean, where the context requires or admits, the persons named herein as Landlord and as Tenant, respectively, and their respective heirs, legal representatives, successors and assigns, irrespective of whether singular or plural, masculine, feminine or neuter. This Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the event of a transfer by any holder of Tenant's interest in this Lease, such holder shall thereupon be relieved of all obligations of Tenant thereafter accruing under this Lease and it shall be deemed that the transferee has assumed and agreed to carry out all of the obligations of Tenant under this Lease during such transferee's ownership. If Landlord shall be more than one person, the obligations of Landlord shall be joint and several.

     18.2 Exculpation: If all or any part of Landlord's interest in this Lease shall be held by a trust, no trustee, shareholder or beneficiary of said trust shall be personally liable for any of the covenants, or agreements, express or implied, hereunder. The covenants and agreements of such party shall be binding upon the trustees of said trust as trustees as aforesaid and not individually and upon the trust estate. Without limiting the generality of the foregoing, and whether or not Landlord's interest in this Lease shall be held by a trust, Tenant specifically agrees to look solely to the Landlord's interest in the demised premises (or the proceeds of sale, condemnation or insurance) for recovery of any judgment from Landlord. The parties acknowledge that the provisions of this Paragraph 18.2 are subject to the limitations of applicable law (i.e. Mass. Gen. Laws ch. 186, section 15).


                        ARTICLE XIX. Hazardous Material

     19.1 Hazardous Material: Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Lot any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials (collectively "Hazardous Materials"). Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials caused by Tenant or persons acting under Tenant, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional rent if such requirement applies to the demised premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the demised premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the demised premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the term of this Lease.

                     ARTICLE XX.    Effectiveness of Lease

     20.1 Effectiveness of Lease: Upon execution of this Lease Landlord shall deliver possession of the demised premises to Tenant, and during the period between such delivery of possession and the commencement of the term of this Lease all of the provisions of this Lease, except those relating to the payment of rent (Fixed and additional), shall apply, to the extent that said provisions may be made applicable to said period, it being expressly understood that Tenant shall have the right and privilege prior to the commencement of the term, and subject to the terms of the Existing Lease of entering the demised premises for the purpose of commencing construction thereon without any liability to Landlord for rent or other payments.

                             ARTICLE XXI.   Brokers

     21.1 Brokers: Tenant warrants that it has dealt with no brokers in connection with obtaining this Lease except for Barry Joyce & Partners and CRESA Partners ("the Brokers"). Landlord shall, by separate agreement, pay all fees and commissions due the Brokers for bringing about the execution and delivery of this Lease, and agrees to defend, indemnify and save Tenant harmless from any and all claims from any broker other than the Brokers.

                         ARTICLE XXII.  Representatives

     22.1 Representatives: From time to time during the term of this Lease, the Tenant and the Landlord shall each appoint an individual representative, respectively "Tenant's

Representative" and "Landlord's Representative" who shall be empowered to receive communications and have the authority to deal with matters of the day to day administration of this Lease. Initially Tenant's Representative shall be Jeffrey J. Myrdek, Global Facilities Manager, and Landlord's Representative shall be Edward F. Carye.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as a sealed instrument as of the day and year first above written.


                                             LANDLORD:
                                             BerCar II LLC, BY ITS MANAGERS:

                                             ALTID ENTERPRISES, LLC

                                             By: /s/ Raymond F. Carye
                                                ____________________________
                                                Raymond F. Carye, Manager


                                             By: /s/ Barbara F. Carye
                                                ____________________________
                                                Barbara F. Carye, Manager


                                             SENNEN REALTY TRUST

                                             /s/ Edward F. Carye
                                             _______________________________
                                             Edward F. Carye, Trustee

                                             /s/ Barbara J. Hausman
                                             _______________________________
                                             Barbara J. Hausman, Trustee



                                             TENANT:

                                             BROOKS-PRI AUTOMATION, INC.

                                             By /s/ Ellen B. Richstone
                                                ______________________
                                                Name: Ellen B. Richstone
                                                Title: SR. VP of Finance
                                                       & ADM, CFO


                                             ATTEST:

                                             By /s/ Collette R. Piche
                                                _______________________
                                                Name: Collette R. Piche
                                                Title: Executive Assistant

                                   SCHEDULE A

                            LEGAL DESCRIPTION OF LOT

     A certain parcel of land, with the building thereon, situated in Chelmsford, Middlesex County, Massachusetts, being shown as Lot 2 on a plan entitled "Subdivision Plan of Land in Chelmsford, Mass., as drawn for Raymond A. and Barbara F. Carye," dated October 24, 1979, recorded in the Middlesex County, North District, Registry of Deeds in Plan Book 130 as Plan 159, and being more particularly bounded and described as follows:


NORTHWESTERLY                      by Elizabeth Drive, by two lines measuring
                                   one hundred twenty-nine and 01/100 (129.01)
                                   feet and two hundred thirty and 21/100
                                   (230.21) feet, respectively;

NORTHEASTERLY                      by Lot B, as shown on said plan, two
                                   hundred forty-two and 86/100 (242.86) feet;

NORTHWESTERLY                      again, by said Lot B, by two lines measuring
                                   four hundred forty-five (445) feet and two hundred sixteen and 61/100 (216.61) feet, respectively;

EASTERLY                           by Lot A, as shown on said plan, one
                                   hundred sixty-five and 80/100 (165.80) feet;


SOUTHEASTERLY                      by land n/f of Graham and Stella Penny, two
                                   hundred sixty-seven and 95/100 (267.95) feet;

EASTERLY again, by said land of Penny, two hundred ninety-two and 96/100 (292.96) feet;

SOUTHEASTERLY                      by land n/f of Barnard and Evelyn George,
                                   n/f of Otis and Florence Walker, n/f of
                                   Earle and Barbara Bomeage and n/f of William and Fran Harris, three hundred (300) feet to an iron pin;

SOUTHWESTERLY                      by land n/f of Alpa Wrecking Co., one
                                   hundred ninety-three (193) feet;

SOUTHERLY                          by land n/f of said Alpa Wrecking Co., three
                                   hundred twenty-nine and 59/100 (329.59)
                                   feet; and

WESTERLY by Lot 1, as shown on said plan, by two lines measuring two hundred sixty-six (266) feet and one hundred thirty-four and 02/100 (134.02) feet, respectively.

                                   SCHEDULE B

                   Landlord's Representations and Warranties


(A) Landlord is the owner in fee simple of the demised premises and has full right, power and authority to execute and perform this Lease and to grant the estate herein demised.

(B) The demised premises are subject to no mortgages, leases, easements, restrictions, encroachments, liens, agreements, claims or other encumbrances (collectively called "Encumbrances") except as may be expressly set forth on Schedule A. Tenant shall within one thirty (30) days after the execution and delivery of this Lease obtain a Title Binder of a title insurance company acceptable to Tenant, dated as of a time subsequent to the recording of this Lease, or a short form thereof, committing the title insurance company to insure to Tenant the leasehold interest of Tenant, upon payment of the title insurance company's regular premium therefore, subject only to such Encumbrances as shall be set forth in such Title Binder. If such Title Binder shall show Encumbrances in addition to the Encumbrances set forth in Schedule A, Tenant shall have the right at its election, exercised by Tenant's giving notice to Landlord within fifteen (15) days thereafter, to terminate this Lease or to cause said additional Encumbrances to be removed as exceptions to title. If this Lease shall be terminated as aforesaid, this Lease shall become void and neither Landlord nor Tenant shall have any claim against the other under this Lease or on account of the termination hereof. If Tenant shall cause any of said Encumbrances to be removed as exceptions, Landlord shall reimburse Tenant for the reasonable cost to Tenant thereof, and the amount of such cost not so reimbursed shall be deducted by Tenant from Fixed Rent.

(C) The demised premises contains parking for 5.8 cars per 1,000 square feet of Rentable Floor Area as of the date of this Lease.

(D) Tenant, on paying the rent herein reserved and performing and observing the agreements and conditions in this Lease contained on the part of Tenant to be performed and observed, shall subject to the Existing Lease, peaceably and quietly have, hold and enjoy the demised premises during the full term of this Lease, free from molestation by any party whatsoever.

(E) Landlord has no knowledge of the presence or release of any Hazardous Materials at the demised premises except as disclosed in the environmental reports listed in attached Exhibit F.

(F) The copy of the Existing Lease of Hittite Microwave Corporation separately provided to Tenant is correct and complete and includes all amendments thereto. The estoppel certificate of Hittite Microwave Corporation delivered under separate cover to Tenant (in the form of Exhibit B) is correct and complete as of the date of this Lease.

(G) The schedule of encumbrances listed on the Title Commitment is correct and complete as of the date of this Lease.

(H) To Landlord's knowledge, the demised premises is not affected by or subject to any pending or threatened (x) condemnation suits or similar proceedings, (y) claims, charges, complaints, petitions or unsatisfied orders by or before any administrative agency or court, or (z) litigation, claims, actions, complaints, petitions or unsatisfied order by or in favor of any party whatsoever, including without limitation any mechanics' or materialmen's liens which, with respect to any of the foregoing, are reasonably expected to have a material and adverse effect on the demised premises; and

(I) To Landlord's knowledge, Landlord has not received from any governmental authority having jurisdiction over the demised premises any notice alleging any material violation by the demised premises of any law or any ordinance, order or regulation of any governmental authority, including, but not limited to, building, zoning, fire, disability, safety and health ordinances, statues, regulations and requirements.

                                   EXHIBIT A

              FORM OF ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT

                  ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT

     This Assignment and Assumption of Leases (this "Agreement") is made and entered into as of the ___ day of __________, 2002 by and between BerCar II, LLC, a Massachusetts Limited Liability Company ("Assignor"), and Brooks-PRI Automation, Inc., a Delaware corporation ("Assignee").

                                  WITNESSETH:

     WHEREAS, concurrently with the execution and delivery of this Agreement, Assignor is leasing to Assignee, by a Lease Agreement dated as of ________, 2002 by and between Assignor, as Landlord, and Assignee, as Tenant (the "Master Lease"), that certain real property legally described in Exhibit A attached hereto and made a part hereof for all purposes (the "Property");

     WHEREAS, Assignor has agreed to assign to Assignee a certain lease as hereinafter set forth;

     NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00), the assumptions by Assignee hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

     1. Assignor does hereby ASSIGN, SET OVER and DELIVER to Assignee, its successors and assigns, all of landlord's/lessor's right, title and interest in that certain Lease dated July 6, 1999, as amended by Amendment A dated as of August 15, 1999 by and between Assignor, as landlord, and Hittite Microwave Corporation ("Hittite"), as tenant (the "Hittite Lease"), together with any and all refundable tenant security and other refundable deposits in landlord's/ lessor's possession with respect to said Hittite Lease as of the date of this Agreement (collectively, the "Deposits"). A schedule of such Deposits is attached as Exhibit B.

     2. Assignee hereby assumes and hereby covenants and agrees to fully and faithfully perform, observe and comply with all of the covenants, agreements, conditions and other terms and provisions stated in the Hittite Lease which, under the terms of the Hittite Lease, are to be performed, observed, and complied with by the landlord from and after the date of this Agreement. Assignee acknowledges that Assignee shall become solely responsible and liable on the Hittite Lease as landlord thereunder from and after the date hereof and Assignee hereby agrees to indemnify, release and hold Assignor harmless from and against any and all claims pertaining to the Hittite Lease, arising from events occurring from and after the date of this Agreement, including, without limitation, claims made by Hittite with respect to the Deposit to the extent paid or assigned to Assignee or for which Assignee received a credit at Closing.

     3. This Assignment is made in connection with the Master Lease and on the condition that in the event of any reversion of the Assignee's interest as "Tenant" under the Master Lease to Assignor as "Landlord" under the Master Lease, or its successor as the owner of the Property, then this Assignment shall be of no further force or effect thereafter, and the Hittite Lease shall be automatically deemed reassigned to Assignor. The Assignee shall cooperate in executing any reasonable agreement or instrument confirming the effect of such reassignment. No such reassignment shall relieve Assignee from its liabilities and obligations as the holder of the interest of the landlord named under the Hittite Lease that arise during or with respect to the period that Assignee holds such interest.

     4. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

     5. This Assignment shall be construed under and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     6. This Assignment may be executed in two or more counterparts, and it shall not be necessary that any one of the counterparts be executed by all of the parties hereto. Each fully or partially executed counterpart shall be deemed an original, but all of such counterparts taken together shall constitute one and the same instrument.




                     [SIGNATURE PAGE ON FOLLOWING PAGE]

EXECUTED effective as of the date first above written.

                                        ASSIGNOR:

                                        BERCAR II, LLC, by its Managers:

                                        ALTID ENTERPRISES, LLC


                                        By:
                                           -----------------------------
                                        Raymond F. Carye, Manager


                                        By:
                                           -----------------------------
                                        Barbara F. Carye, Manager


                                        SENNEN REALTY TRUST

                                        By:
                                           -----------------------------
                                        Edward F. Carye, Trustee


                                        By:
                                           -----------------------------
                                        Barbara J. Hausman, Trustee


                                        ASSIGNEE:

                                        BROOKS-PRI AUTOMATION, INC.

                                        By:
                                           -----------------------------
                                        Name:
                                        Title:

                                   Exhibit A
                                  -----------

                         [Description of Real Property]

                                   Exhibit B
                                 ------------

                                    Deposits

                                   EXHIBIT B

            FORM OF TENANT ESTOPPEL OF HITITE MICROWAVE CORPORATION

                                TENANT ESTOPPEL
                                ---------------

To:  Brooks-PRI Automation, Inc.
     15 Elizabeth Drive
     Chelmsford, MA 01824
     Attn: Jeffrey J. Myrdek, Global Facilities Manager

Re: Lease dated July 6, 1999, as amended by Amendment A dated as of August 15, 1999 (collectively, the "LEASE") by and between BerCar II, LLC, as landlord (the "MASTER LANDLORD"), and Hittite Microwave Corporation, as tenant (the "TENANT"), with respect to the premises described in the Lease as approximately 34,000 square feet (the "PREMISES") and which are a part of the property located at 12 Elizabeth Drive, Chelmsford, MA 01824 (the "PROPERTY").


Ladies and Gentlemen:

     The undersigned Tenant understands that Brooks-PRI Automation, Inc. (the "SUB-LANDLORD") and Master Landlord have or will be entering into a lease agreement ("MASTER LEASE") whereby Sub-Landlord will be leasing the entire Property (including the Premises) from Master Landlord. In connection with the Master Lease, Master Landlord and Sub-Landlord have or will enter into an Assignment and Assumption of Lease Agreement under which Master Landlord will assign to Sub-Landlord and Sub-Landlord will assume from Master Landlord, Master Landlord's interest in the Lease.

     Tenant understands that Sub-Landlord will rely upon the information and matters set forth below in entering into the Master Lease. For purposes of this certificate the Master Landlord and the Sub-Landlord are referred to collectively as "LANDLORD".

     The Tenant, for the benefit of Sub-Landlord, its successors and assigns, hereby certifies, represents, warrants, agrees and acknowledges that:

     1. The Lease has not been assigned, amended or modified in any way, nor have the Premises been sublet in whole or in part, except for the following [if no exceptions are stated, there are NONE]:
                                           -------------------------------------
--------------------------------------------------------------------------------
-------------------------------------------------------------------------------.

     2. A true and complete copy of the Lease, including, if any, all amendments and modifications, is attached hereto as Exhibit A. There are no side letters or other arrangements relating to the Premises or the Property.

     3. The Lease is presently in full force and effect according to its terms and is the valid and binding obligation of Tenant.

     4. Neither Tenant nor Landlord is in default under the Lease nor does any state of facts exist which with the passage of time or the giving of notice, or both, could constitute a default under the Lease.

     5. All conditions under the Lease to be satisfied by Landlord as of the date hereof (including, without limitation, all work, if any, to be performed by Landlord in the Premises or the Property) have been satisfied, and all contributions, if any, required to be paid by Landlord under the Lease to date for improvements to the Premises have been paid, except as hereafter stated [if no exceptions are stated, there are NONE]:
                                          ------------------------------------

------------------------------------------------------------------------------.

     6. Tenant is in possession of the Premises and is fully obligated to pay and is paying the rent and other charges due under the Lease and is fully obligated to perform and is performing all of the other obligations of Tenant under the Lease, except as hereafter stated [if no exceptions are stated, there are NONE]:
          ---------------------------------------------------------------------

------------------------------------------------------------------------------.

     7.   The term of the Lease commenced on           ,    , and expires on
                                             ---------- ----
          ,    .
---------- ----

     8. The Lease does not provide for any payments (including, without limitation, rent credits) by Landlord to Tenant which are presently due and payable, or which are due and payable in the future, except as hereafter stated [if no such payments or credits are stated, there are NONE]:
                                                            -------------------

------------------------------------------------------------------------------.

     9. On this date, to the best of Tenant's knowledge, there are no existing defenses, set-offs or counterclaims which Tenant has against the enforcement of the Lease by Landlord, except as hereafter stated [if no exceptions are stated, there are NONE]:
                ---------------------------------------------------------------

------------------------------------------------------------------------------.

     10.  The base rent being paid under the Lease is $              per month
                                                       -------------
($         per annum). The base rent has been paid for the Premises up to and
  --------
including            , 2002, and the next rental payment is due on            ,
          ----------                                               -----------
200 . The monthly common area charges are $       per month ($        per
   -                                       ------             -------
annum). The monthly real estate charges are $          per month ($        per
                                             ---------             -------
annum). Except as hereafter stated, no rent has been paid more than one (1) month in advance of the due date [if no advance rents are stated, there are NONE]:
      -------------------------------------------------------------------------

-------------------------------------------------------------------------------

------------------------------------------------------------------------------.

     11. Tenant shall not make any prepayment of rent under the Lease more than one (1) month in advance of the due date thereunder.

     12.  The security deposit is $45,837.00 (the "SECURITY DEPOSIT").

     13. Except as hereafter stated, the Tenant has no options or rights to renew, extend, amend, modify, or change the term of the Lease [if no such options or rights are stated, there are NONE]: One (1) option to extend for five
(5) years pursuant to Article 13 of the Lease.

     14. Except as hereafter stated, the Tenant has no options or rights of expansion, purchase or first refusal concerning the Lease, Premises or the building of which Premises are a part [if no such options or rights are stated, there are NONE]: NONE.

     15. Tenant does not have any rights to terminate the Lease other than those contained in the Lease and any termination rights which may be available to Tenant upon the occurrence of an event of default by Landlord under the Lease.

     16. There are no actions, whether voluntary or otherwise, pending or threatened against the Tenant, or any guarantor of the Tenant's obligations under the Lease, pursuant to the bankruptcy or insolvency laws of the United States or any similar state laws, and there are no claims or actions pending against Tenant which if decided against Tenant would materially and adversely affect Tenant's financial condition or Tenant's ability to perform Tenant's obligations under the Lease.

     17. Tenant has no actual or constructive knowledge of the presence of, or any processing, use, storage, disposal, release or treatment of any hazardous or toxic materials or substances at, on or beneath the Premises.

     18. A [Notice] [Memorandum] of Lease has been field or recorded at ___________ _____________________________________.]

     19. This Agreement shall be binding upon Tenant and Tenant's successors and permitted assigns.

[The balance of this page is intentionally left blank]

     DATED: as of __________ __, 2002 and executed as an instrument under seal at ______________, _________________.


                                       TENANT:

                                       HITTITE MICROWAVE CORPORATION


                                       By:
                                           _____________________________
                                           Name:
                                                 _______________________
                                           Its:
                                                 _______________________
                                           Hereunto Duly Authorized


                                       Date executed by Tenant: _________

COMMONWEALTH OF MASSACHUSETTS

______________________, ss.                    ___________________________, 2002

     Then personally appeared before me _______________________________, the _____________________________ of Hittite Microwave Corporation, and acknowledged the foregoing to be such person's free act and deed, as the ____________________ of Hittite Microwave Corporation and the free act and deed of said corporation and made oath that the facts therein stated are true, accurate and complete.

                                        ________________________________________
                                                                 , Notary Public
                                        My commission expires:

                                   EXHIBIT A



                                 Copy of Lease
                           (including all amendments)

                                   EXHIBIT C

                                TITLE COMMITMENT

                         COMMITMENT FOR TITLE INSURANCE
                                   ISSUED BY

                     FIRST AMERICAN TITLE INSURANCE COMPANY
                          NATIONAL COMMERCIAL DIVISION
                   PRUDENTIAL CENTER - 101 HUNTINGTON AVENUE
                          BOSTON, MASSACHUSETTS 02199

ALTA COMMITMENT NO. 32160
PROPERTY ADDRESS: 12 ELIZABETH DRIVE, CHELMSFORD, MASSACHUSETTS

FIRST AMERICAN TITLE INSURANCE COMPANY, herein called the Company, for valuable consideration, hereby commits to issue its policy or policies of title insurance as identified in Schedule A, in favor of the proposed insured named in Schedule A, as owner or mortgagee of real estate or interest covered hereby in the land described or referred to in Schedule A, upon payment of the premiums and charges therefor; all subject to the provisions of Schedules A and B and to the Conditions and Stipulations hereof.

This Commitment shall be effective only when the identity of the proposed insured and the amount of the policy or policies committed for have been inserted in Schedule A hereof by the Company, either at the time of the issuance of this Commitment or by subsequent endorsement.

This Commitment is preliminary to the issuance of such policy or policies of title insurance and all liability and obligations hereunder shall cease and terminate six (6) months after the effective date hereof or when the policy or policies committed for shall issue, whichever first occurs, provided that the failure to issue such policy or policies is not the fault of the Company.

This Commitment shall not be valid or binding until countersigned by an authorized officer or agent of the Company.

                          CONDITIONS AND STIPULATIONS

1. The term "mortgage", when used herein, shall include deed of trust, trust deed or other security instrument.

2. If the proposed insured has or acquires knowledge of any defect, lien, encumbrance, adverse claim or other matter affecting the estate or interest or mortgage thereon covered by this Commitment other than those shown in Schedule B hereof, and shall fail to disclose such knowledge to the Company in writing, the Company shall be relieved from liability for any loss or damage resulting from any act of reliance hereon to the extent the Company is prejudiced by failure to so disclose such knowledge. If the proposed insured shall disclose such knowledge to the Company, or if the Company otherwise acquires, actual knowledge of any such defect, lien, encumbrance, adverse claim or other matter, the Company at its option may amend Schedule B of this Commitment accordingly, but such amendment shall not relieve the Company from liability previously incurred pursuant to paragraph 3 of these Conditions and Stipulations.

3. Liability of the Company under this Commitment shall be only to the named proposed insured and such parties included under the definition of Insured in the form of policy or policies committed for and only for actual loss incurred in reliance hereon in undertaking in good faith (a) to comply with the requirements hereof, or (b) to eliminate exceptions shown in Schedule B, or (c) to acquire or create the estate or interest or mortgage thereon covered by this Commitment. In no event shall such liability exceed the amount stated in Schedule A for the policy or policies committed for and such liability is subject to the insuring provisions, exclusions from coverage, and the conditions and stipulations of the form of policy or policies committed for in favor of the proposed insured which are hereby incorporated by reference and are made a part of this commitment except as expressly modified herein.

4. Any claim of loss or damage, whether or not based on negligence, and which arises out of the status of the title to the estate or interest or the lien of the insured mortgage covered hereby or any action asserting such claim, shall be restricted to the provisions and conditions and stipulations of this Commitment.

IN WITNESS WHEREOF, the Commitment has caused this Commitment to be signed and sealed, to become valid when countersigned by an authorized officer or agent of the Company, all in accordance with its By-Laws. This Commitment is effective as of the date shown in Schedule A as "Effective Date".

FIRST AMERICAN TITLE INSURANCE COMPANY

/s/ Annette M. Labrecque
---------------------------------------
Annette M. Labrecque, Vice President

                     FIRST AMERICAN TITLE INSURANCE COMPANY
                          National Commercial Division
                   101 Huntington Avenue - Prudential Center
                          Boston, Massachusetts 02199
            Tel: (617)772-9219 y (888)505-8558 y Fax: (617)247-8643


                         COMMITMENT FOR TITLE INSURANCE
                                   SCHEDULE A


                                                        Commitment Number: 32160

1. EFFECTIVE DATE: August 16, 2002

2. POLICY OR POLICIES TO BE ISSUED:                   AMOUNT OF INSURANCE
   --------------------------------                   -------------------

   (A) ALTA 1992 LOAN POLICY                          $ TO BE DETERMINED
   PROPOSED INSURED: TO BE DETERMINED

   (B) ALTA 1992 LEASEHOLD OWNER'S POLICY             $ TO BE DETERMINED
   PROPOSED INSURED: BROOKS-PRI AUTOMATION, INC.


3. THE ESTATE OR INTEREST IN THE LAND DESCRIBED OR REFERRED TO IN THIS COMMITMENT AND COVERED HEREIN IS FEE SIMPLE AND TITLE HERETO IS AT THE EFFECTIVE DATE HEREOF VESTED IN: BerCar II, LLC, a Massachusetts Limited Liability Company, by virtue of a Deed from BerCar LLC, dated April 15, 1998, recorded with the Middlesex North Registry of Deeds, Book 9206, Page 185.

4. THE LAND REFERRED TO IN THIS COMMITMENT IS DESCRIBED AS SET FORTH ON THE ATTACHED EXHIBIT A:

   PROPERTY ADDRESS:      12 ELIZABETH DRIVE
   CITY, STATE:           CHELMSFORD, MASSACHUSETTS
   COUNTY:                MIDDLESEX, NORTH


FIRST AMERICAN TITLE INSURANCE COMPANY
NATIONAL COMMERCIAL DIVISION
101 HUNTINGTON AVENUE
BOSTON, MASSACHUSETTS 02199


By:  /s/ HG Stoddard
     --------------------
     Authorized Signatory

                                   EXHIBIT A

LEGAL DESCRIPTION                                           Commitment No. 32160

         A certain parcel of land situated on the Southeasterly side of Elizabeth Drive located in the Town of Chelmsford, Middlesex County, Commonwealth of Massachusetts, shown as Lot 2 on a plan titled, "Subdivision Plan of Land in Chelmsford, Massachusetts, as drawn for Raymond A. and Barbara
F. Carye, October 24, 1979, scale 1" - 100', revised February 11, 1980," as prepared by Merrimack Engineering Services, Inc., 66 Main Street -- Suite 13, Andover, Massachusetts 01810, recorded in the Middlesex North District, Registry of Deeds Plan Book 130, Plan 159, bounded and described as follows:

         Beginning at a point in the Easterly line of Elizabeth Drive, at the Eastern corner of said Lot 2 at Land of Raymond and Barbara Carye, shown as Lot 3 on said plan;

         Thence

R = 375.0' Length =      230.21       along Elizabeth Drive to the point of
                                      curvature of the roadway marked by a
                                      nail set in the driveway; Thence

S 44 degrees-14'-16" W   129.01'      along Elizabeth Drive to a point at land
                                      now or formerly of Raymond A. and
                                      Barbara F. Carye, shown as Lot #1 on the referenced plan, then turning and running

S 07 degrees-01'-06" E   400.02'      along lands now or formerly of Raymond
                                      A. and Barbara F. Carye, to a point at
                                      land of Alpa Wrecking Company, thence
                                      turning and running

N 82 degrees'-38'-54" E  329.59'      along lands now or formerly of Alpa
                                      Wrecking Company, to a point, thence
                                      turning and running

S 58 degrees-06'-44" E   193.00'      along lands now or formerly of Alpha
                                      Wrecking Company, to a point at land now or formerly of Earle and Barbara
                                      Bomenge, thence turning and running

N 51 degrees-36-'45" E   300.00'      along lands now or formerly of Earle and
                                      Barbara Bomenge, Otis and Florence
                                      Walker, Barnard and Evelyn George, to a
                                      point at land of Barnard and Evelyn
                                      George, thence turning and running

N 04 degrees-57'-08" E   292.96'      along lands now or formerly of Barnard
                                      and Evelyn George, and Graham and Stella
                                      Penny, to a point at land now or
                                      formerly of Graham and Stella Penny,
                                      thence turning and running

N 58 degrees-31'-30" E   267.95'      along lands now or formerly of Graham
                                      and Stella Penny to a point at land now
                                      or formerly of Raymond A. and Barbara F.
                                      Carye, known as Lot A, thence turning
                                      and running

N 11 degrees-45'-44" W   165.80'      along lands now or formerly of Raymond
                                      A. and Barbara P. Carye, to other lands
                                      now or formerly of Raymond A. and
                                      Barbara F. Carye, known as Lot B on the

S 62 degrees-13'-17" W       216.61'        along Lot B, now or formerly of
                                            Raymond A. and Barbara F. Carye to
                                            a point, thence turning and running

S 78 degrees-14'-16" W       445.00'        along Lot B, now or formerly of
                                            Raymond A. and Barbara F. Carye, to
                                            a point, thence turning and running

N 46 degrees-45'-44" W       242.86'        along Lot B, now or formerly of
                                            Raymond A. and Barbara F. Carye, to
                                            a point, at Elizabeth Drive, being
                                            the point of beginning.


The above described parcel of Land contains an area of 10.625 Acres as shown on the above referenced plan.

Property Address:  12 Elizabeth Drive, Chelmsford, Massachusetts

SCHEDULE B - Section 1                                     COMMITMENT NO. 32160

                                  REQUIREMENTS

THE FOLLOWING ARE THE REQUIREMENTS TO BE COMPLIED WITH:

ITEM A) Payment to or for the account of the grantors or mortgagors of the full consideration for the estate or interest to be insured.

ITEM B)       Payment of the premiums, fees and charges for the policy.

ITEM C) Payment of all taxes, charges, assessments, levied and assessed against the subject premises, which are due and payable.

ITEM D) Proper instrument(s) creating the estate or interest to be insured must be Executed and duly filed for record, to wit:

              a) Lease from BerCar II, LLC to Brooks-PRI Automation, Inc. to be insured.
              b) Mortgage from proposed Owner to proposed Lender to be insured.
              c)   Certificate of Municipal Liens.
              d) Release, Termination, Discharge of the following matters which appear of public record: See Schedule B items 7, 8, 15, 16 & 17

ITEM E) Satisfactory completion of a standard Mechanic Lien/Parties in Possession Affidavit and Indemnity Form alleging that any improvements and/or repairs or alterations thereto are completed, that contractor, sub-contractors, labor and materialmen are all paid and have released of record all liens or notice of intent to perfect a lien for labor or material, plus identification of parties in possession, including rent roll, if appropriate.

ITEM F) Full on ground Title Insurance Survey and standard surveyor report which locates and defines all recorded exceptions noted in Schedule B, section 2 and reflecting issues which are satisfactory in the Company's sole discretion.

ITEM G) The Company may make other requirements or exceptions upon its review of the proposed documents creating the estate or interest to be insured, or otherwise ascertaining details of the transaction.

ITEM H)       Authority documents for all parties executing documents.


NOTE: THIS COMPANY RESERVES THE RIGHT TO MAKE ADDITIONAL REQUIREMENTS AND/OR
      EXCEPTIONS UPON REVIEW OF SAID DOCUMENTS.

SCHEDULE B - SECTION 2                                      COMMITMENT NO. 32160

                                   EXCEPTIONS

The policy or policies to be issued will contain exceptions to the following unless the same are disposed of to the satisfaction of the Company.

1. Any facts, rights, interests, or claims which are not shown by the public records but which would be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

2. Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by public records.

3. Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

4.  Real estate taxes and municipal charges which constitute liens.

5. Title to and rights of the public and others entitled thereto in and to those portions of the insured premises lying within the bounds of adjacent streets, roads and ways.

6. Easements granted by Raymond A. Carye and Barbara F. Carye to Chelmsford Water District dated June 17, 1980, and recorded in Book 2425, Page 129, as affected by a Revised Easement dated October 16, 1981, and recorded in Book 2506, Page 621.

7. Easements granted by Raymond A. Carye and Barbara F. Carye to Massachusetts Electric Company and New England Telephone and Telegraph Company dated June 18, 1980, and recorded in Book 2425, Page 127, as affected by revised easement dated October 15, 1981, and recorded in Book 2510, Page 591.

8. Drainage easements granted by Raymond A. Carye and Barbara F. Carye dated November 28, 1983, and recorded in Book 2682, Page 636.

9. Declaration of Common Easement by Raymond A. Carye and Barbara F. Carye dated

     June 23, 1981, recorded in Book 2485, page 445.

13. Easement Agreement by Raymond A. Carye and Barbara F. Carye, as Trustees of 12 Elizabeth Drive Realty Trust, dated November 19, 1984, recorded in Book 2909, page 21.

15. Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing from BerCar II, LLC to Archon Financial, L.P., dated April 16, 1998, recorded with said Deeds, Book 9212, page 38.

16. Assignment of Leases and Rents from BerCar II, LLC to Archon Financial, L.P., dated April 16, 1998, recorded with said Deeds, Book 9212, Page 87.

17. UCC Financing Statement from BerCarr II, LLC to Archon Financial, L.P., recorded with said Deeds, Book 9212, Page 101, as assigned to LaSalle National Bank Association, as Trustee for the GS Mortgage Securities Corporation II, Commercial Pass-Through Certificates, Series 1998-C1, recorded with said Deeds, Book 12990, page 102.

END OF SCHEDULE

/s/ illegible signature
-----------------------------
Authorized Signature

                                   Exhibit D

                       Purchase Option Closing Procedures

Closing Date: The date (the "Closing Date") when the deed to the demised premises shall be delivered and the Purchase Price shall be paid (the "Closing") shall be the date elected by Tenant by written notice given not less than 30 days prior, and shall be no earlier than January 2, 2015, and no later than September 30, 2015. The Closing shall take place at 10:00 a.m. on the Closing Date at the demised premises or at such other location as the parties shall agree in writing.

Seller's Deliveries: At the Closing, Landlord shall deliver to Tenant or its nominee or assignee (i) a fully executed and acknowledged quitclaim deed transferring fee simple title (which shall be a one hundred percent (100%) ownership interest) in and to the demised premises, free and clear of all encumbrances other than Approved Exceptions, as hereinafter defined, (ii) an affidavit or certificate satisfying the requirements of Section 1445 of the Internal Revenue Code of 1986, as amended (the "FIRPTA Certificate"), (iii) such certificates or other instruments (including but without limitation (x) an affidavit that there are no tenants or other parties in possession of the demised premises (other than Tenant and any parties claiming under Tenant) and that Landlord has no knowledge of any work having been done at the demised premises (other than by Tenant or any parties claiming under Tenant) which would entitle anyone now or hereafter to claim a mechanics' or materialmen's lien on the demised premises and (y) evidence of Landlord's authority as may be reasonably required by Tenant) which are customary in like transactions in the greater Boston area (including, if and to the extent applicable, an assignment without warranty or representation of any other property rights of Landlord with respect to the demised premises) and (iv) a 1099 tax reporting form.

Purchase Price: The "Purchase Price" for the demised premises shall be paid to the Landlord at the Closing in cash or by wire transfer or certified funds check.

Title: At the Closing, Landlord shall deliver to Tenant or, if Tenant so directs by notice to Landlord at least three (3) days prior to Closing, to Tenant's nominee or assignee, a good and sufficient quitclaim deed to the demised premises, which shall convey good, record and marketable title to the demised premises free and clear of all liens, municipal betterments, assessments, easements, restrictions and encumbrances of any nature or description whatsoever, except the following (the "Approved Exceptions"):

     i.   provisions of applicable building codes and zoning laws;

     ii.  liens for municipal betterments;

     iii. rights, easements, restrictions and other title matters of record which are set forth in the Title Commitment, and such other title matters arising after the date hereof which are consented to in writing by Tenant, created by Tenant or result from Tenant's failure to act; and

     iv. the Lease (and the notice of lease with respect thereto) and parties in possession thereunder (i.e., only Tenant or any party claiming under Tenant).

Registered Title. In addition to the foregoing, if the title to the demises premises or any portion thereof is registered, the deed shall be in form sufficient to entitle Tenant to a Certificate of Title for the demised premises, and Landlord shall deliver with said deed all instruments, if any, necessary to enable Tenant to obtain such Certificate of Title.

Lease: The Original Term of the Lease shall be extended beyond September 30, 2014 to the Closing Date and shall terminate as of the Closing, subject to any undischarged obligation of either party thereunder which is by the terms thereof to survive the termination thereof.

Use of Purchase Money to Clear Title: In order to enable Landlord to make conveyance as herein provided, Landlord may, at Closing, use the Purchase Price or any portion thereof to clear title of any or all encumbrances or adverse interests, and all instruments required therefore shall be procured and recorded simultaneously with the recording of Landlord's deed of the Property or thereafter, provided other reasonably satisfactory arrangements for the procuring and recording of such instruments are made at Closing.

Adjustments: The Purchase Price shall not be subject to any adjustment.

Closing Costs: Tenant shall pay all premiums for any and all title insurance policies it may obtain with respect to the Property. All real estate transfer taxes shall be borne by Landlord. All other costs and expenses, if any, shall be borne by the respective parties in accordance with standard conveyancing practices in the greater Boston area prevailing on the Closing Date for similar transactions.

Remedies: If Landlord fails to fulfill obligation to convey the demised premises to Tenant pursuant to the Purchase Option as provided in the Lease and this Exhibit D, Tenant shall have the following rights and remedies, all of which shall be cumulative except to the extent otherwise provided by applicable law (it being understood that Tenant's right to obtain the remedy of specific performance is conditioned upon payment in full to Landlord of the Purchase Price hereunder):

(A) Seek specific performance of the Purchase Option (Landlord hereby acknowledging that the demised premises are unique and, for that reason, among others, Tenant will be irreparably damaged if the Purchase Option is not specifically enforced. Accordingly, in the event of any breach or default of the Purchase Option by Landlord, Landlord hereby irrevocably stipulates that Tenant shall have, without prejudice to any right or remedy otherwise available at law or in equity, the right to demand and have specific performance of the Purchase Option);

(B) Seek actual damages provided that such damages shall not exceed One Million and 00/100 Dollars ($1,000,000); or

(C) Seek a restraining order and/or injunction to prevent Landlord from selling or encumbering or otherwise transferring the Property to any other party.

In the event of Landlord's default of its obligations under the Purchase Option, Tenant at all times shall have the right to continue its use and occupancy of the Property pursuant to the Lease until resolution of Landlord's default.

                                   EXHIBIT E

                            FORM OF NOTICE OF LEASE

                                NOTICE OF LEASE

Notice is hereby given pursuant to Chapter 183, Section 4 of the General Laws, of a lease upon the following terms:

Landlord:                BerCar II, LLC,
                         a Massachusetts limited liability company

Tenant:                  Brooks-PRI Automation, Inc.
                         a Delaware corporation

Date of Lease            _________________, 2002
Execution:

Demised Premises:        A certain parcel of land, with the building thereon,
                         situated at 12 Elizabeth Drive, Chelmsford,
                         Massachusetts, as more particularly described on
                         Exhibit A attached hereto and incorporated herein.

Term and                 Approximately twelve (12) years, commencing on or about
Commencement Date:       October 1, 2002 and expiring on September 30, 2014.

Extension Options:       Two (2) extension options of ten (10) years each
                         pursuant to and subject to the terms and provisions of
                         Sections 1.5 and 1.6 of the Lease.

Right to Purchase:       Tenant, at its election, has a one (1) time right to
                         purchase the entire Premises pursuant to and subject
                         to the terms and provisions of Article 16 of the Lease.


     Executed as an instrument under seal this ____day of ________, 2002.


LANDLORD:                              TENANT:

BerCarII, LLC                          Brooks-PRI Automation, Inc.

By:                                    By:
   __________________________              __________________________
Name:                                  Name:
Title:                                 Title:

                        COMMONWEALTH OF MASSACHUSETTS

_________, ss.                                               ____________, 2002

     Then personally appeared the above-named ____________ as ____________ of ____________, a _____________, on behalf of the _________ (in its capacity as
________ of ________), and acknowledged the foregoing instrument to be his/her free act and deed in said capacity and the free act and deed of said __________ (in its capacity as __________ of said _________), before me,


                                       _______________________________
                                                               , Notary Public


                                       My Commission Expires:





                        COMMONWEALTH OF MASSACHUSETTS

_________, ss.                                               ____________, 2002

     Then personally appeared the above-named ____________ as ____________ of ____________, a _____________, and acknowledged the foregoing instrument to be his/her free act and deed in said capacity and the free act and deed of said __________, before me,


                                       _______________________________
                                                               , Notary Public


                                       My Commission Expires:

                                   EXHIBIT A

                               LEGAL DESCRIPTION

                                   EXHIBIT F

                         LIST OF ENVIRONMENTAL REPORTS


(1) Phase I Environmental Site Assessment, 12 Elizabeth Drive, Chelmsford, MA, by Hopkins Environmental Management, Inc., dated March 22, 1996.

(2) Phase I Environmental Site Assessment, 12 Elizabeth Drive, Chelmsford, Massachusetts, by ENSR, 155 Otis Street, Northborough, Massachusetts, dated March 1998.

(3) Phase I Environmental Site Assessment, 12 Elizabeth Drive, Chelmsford, Massachusetts, by JM Coull, Inc., [draft dated, September 6, 2002].